NEWS RELEASE	Exhibit 99.1

RIVERVIEW FINANCIAL CORPORATION

REPORTS FIRST QUARTER EARNINGS FOR 2020

HARRISBURG, PA, May 4, 2020 / PRNEWSWIRE / Riverview Financial Corporation (the “Company” or “Riverview”) (NASDAQ: RIVE), today reported unaudited financial results at and for the three months ended March 31, 2020. Riverview reported net income of $633 thousand, or $0.07 per basic and diluted weighted average common share, for the first quarter of 2020, compared to a net loss of $687 thousand, or $(0.08) per basic and diluted weighted average common share, for the first quarter of 2019. The major factor impacting earnings in the first quarter of 2020 was the recognition of a $1.8 million provision for loan losses. The increase in the provision for loan losses was a result of loan growth and increases in historical loss factors primarily due to the charge-off of one unsecured credit associated with a fraudulent borrower and in qualitative factors related to the reserve build associated with the effects of COVID-19 as of the balance sheet date. As the Company weighs additional information on the potential impact of this event on our overall economic prospects, coupled with our loan officers’ further assessments of the impact on individual borrowers, our delinquencies and loss estimates will be revised as needed. These revisions could have a material impact on future provisions to the allowance for loan losses and results of operations. Another major factor influencing the level of earnings in the first quarter of 2020 was the recognition of $315 thousand less of net accretion on acquired assets and assumed liabilities comparing the first quarters of 2020 and 2019. Partially offsetting the impact of these reductions to income was the recognition of a $815 thousand net gain on the sale of investment securities in order to provide liquidity to fund loan demand and limit exposure to falling rates through the disposition of adjustable rate securities. The results for the first three months of 2019 included the recognition of a nonrecurring executive separation pre-tax expense totaling $2.2 million, which primarily contributed to the first quarter net loss.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible book value per share and return on average tangible stockholders’ equity. Riverview believes these non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measures is provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.

HIGHLIGHTS

•	Total noninterest expense decreased $977 thousand, or 9.6%, during the first quarter of 2020 compared to the quarter ended December 31, 2019.

•	Salaries and employee benefits expense decreased $217 thousand, or 16.5% annualized, in the first quarter of 2020 compared to the fourth quarter of 2019.

•	Total interest-bearing fund costs declined to 0.95% for the quarter ended March 31, 2020 from 0.99% for the quarter ended December 31, 2019.

•	The coverage ratio, allowance for loan losses as a percentage of nonperforming assets, increased to 144.0% at March 31, 2020, an improvement from 108.9% at March 31, 2019.

•	The allowance for loan loss balance increased 9.8% during the first quarter of 2020 compared to 2019 year end.

•

Book value per share and tangible book value per share grew to $12.82 and $9.87 per share, respectively, at the end of the first quarter of 2020, representing increases of $0.42 and $0.54 per share, respectively, compared to the same period last year.

•

Stockholders’ equity as a percentage of total assets improved to 10.6% at the end of the first quarter of 2020 compared to 9.97% at the same period last year. Tangible stockholders’ equity as a percentage of tangible assets increased to 8.36% at March 31, 2020 from 7.69% at March 31, 2019.

“I am truly pleased to report that our first quarter financial results tangibly demonstrate the impact of initiatives implemented during 2019. Core results reveal that a healthy pipeline of loan applications in process in the last quarter of 2019 resulted in loan growth, net during the 1st quarter of 2020 totaling $35.3 million, or 17%, annualized. Much of this activity is the result of our branch and resource reallocation strategy, entering new growth markets throughout 2019,” said Brett D. Fulk, President and Chief Executive Officer. Fulk went on to say “additionally, we experienced a non-interest expense reduction totaling $977 thousand compared to the previous quarter, and increased non-interest income, excluding gains or losses on the sale of assets, by $262 thousand when comparing to the same period one year ago. All of these results will have the desired annual impact on our core earnings and operating results as our strategic initiatives intended.”

“Having said that,” continued Fulk, “we will not be immune from the impact the Covid-19 pandemic will have on our customers and the communities we serve. While it is impossible to know the totality of the impact this pandemic and the virtual economic shut down will have on our institution at this time, I am confident we entered this crisis well positioned with excellent asset quality, adequate liquidity, and being a well-capitalized institution. Our credit exposure to high risk industries or segments of the economy as a result of the current pandemic is either low or manageable, given our past adherence to strict underwriting guidelines. Our employees have been phenomenal in their support of our efforts to both maintain operations as an essential business for the benefit of our customers and communities, while doing everything in our power to help ensure their safety and the safety of our customers. We truly are all in this together, and I have no doubt we will come through this pandemic just fine given the spirit of the American people and the hard work and dedication of all front line essential workers, whom we are truly thankful for!”

COVID-19 Initiatives:

•	Approximately one third of our work force is currently working from home.

•	Strategic temporary closure of offices, successfully consolidating customer traffic into nearby offices or online and/or mobile banking applications.

•	Operating lobby hours by appointment only, conducting business primarily through drive up facilities in all locations that remain open.

•

Providing payment relief to borrowers experiencing financial stress due to Covid-19, including loan payment modifications for periods up to 6 months under guidelines established by regulatory agencies, avoiding a significant increase in troubled debt restructure classifications for eligible customers.

•	Waiving late charges on loans and overdrafts on deposit accounts, upon request, for customers experiencing Covid-19 related financial hardship.

•	Permitting penalty free early withdrawals from Certificates of Deposits, within certain parameters.

•

Permitting customers to exceed the maximum monthly transaction count for non-demand deposit accounts subject to Regulation DD, as permitted by the temporary removal of this monthly limit by regulatory agencies.

•	Created a low cost, unsecured consumer loan program for customers experiencing financial hardship as a direct result of Covid-19.

•

Participated in the CARES Act Approved Paycheck Protection Program administered by the SBA as an SBA approved 7(a) lender in both rounds of program funding, successfully delivering PPP loan approvals to every eligible bank customer that applied for PPP funding with Riverview Bank.

•	Established teams, working in various shifts or cycles to avoid contact one with another, helping to ensure the safety of our employees and continuity of service to our customers.

•	Providing latex gloves and masks for all customer contact employees to help ensure the safety of both our customers and employees.

•	Implementation of appropriate cleaning and sanitization protocols throughout the organization.

•	Donated $15,000 to the Central PA Food Bank, which services multiple local food banks throughout our footprint.

•	Eliminated all Riverview Bank ATM fees during the current crisis.

INCOME STATEMENT REVIEW

Tax-equivalent net interest income for the three months ended March 31, decreased $984 thousand to $8,846 thousand in 2020 from $9,830 thousand in 2019. The decrease in tax-equivalent net interest income was primarily attributable to a decline in the tax-equivalent loan yield and the realization of lower levels of loan accretion from purchase accounting marks. The tax-equivalent net interest margin for the three months ended March 31, 2020, decreased to 3.60% from 3.86% for the comparable period of 2019. The tax-equivalent net interest margin for the three months ended March 31, excluding purchase accounting marks would have been 3.53% in 2020 and 3.67% in 2019. The tax-equivalent yield on the loan portfolio decreased to 4.64% in 2020 compared to 5.02% in 2019. The tax-equivalent loan yield excluding the loan accretion would have been 4.58% in the first three months of 2020 compared to 4.82% for the same period last year. The actions taken by the Federal Open Market Committee in March 2020 to reduce its target federal funds rate by 150 basis points also impacted the loan portfolio yield as it had a corresponding adverse effect on our floating and adjustable rate loans. Investments yielded 2.85% on a tax-equivalent basis in the first quarter of 2020 compared to 3.10% for the same period last year. For the three months ended March 31, the cost of deposits decreased 11 basis points to 0.90% in 2020 from 1.01% in 2019. Loans, net averaged $874.4 million in 2020 and $886.8 million in 2019. Average investments totaled $82.0 million in 2020 and $108.3 million in 2019. Average interest-bearing liabilities decreased to $807.9 million in 2020 from $842.6 million in 2019.

The provision for loan losses totaled $1,800 thousand for the quarter ended March 31, 2020, compared to $583 thousand for the same period in 2019. The increase in the provision for loan losses was a result of loan growth and increases in historical loss factors primarily due to the charge-off of one unsecured credit associated with a fraudulent borrower and in qualitative factors related to the reserve build associated with the effects of COVID-19 as of the balance sheet date.

For the quarter ended March 31, noninterest income totaled $2,930 thousand in 2020, an increase of $1,119 thousand from $1,811 thousand in 2019. The increase was primarily attributable to recognizing a $815 thousand net gain on the sale of investment securities in order to provide liquidity to fund loan demand and limit exposure to falling rates through the disposition of adjustable rate securities. Service charges, fees and commissions increased $328 thousand as a result of recognizing a $130 thousand loan swap fee and reaping the benefits of implementing strategic initiates to enhance service fee income in the fourth quarter of 2019. Trust and wealth management income declined for the first quarter of 2020 by $47 thousand and $27 thousand, respectively, when compared against the first quarter of 2019 due primarily to the impact of COVID-19.

Noninterest expense decreased $2,752 thousand, or 23.0%, to $9,212 thousand for the three months ended March 31, 2020, from $11,964 thousand for the same period last year. The decrease was primarily due to $2.2 million in nonrecurring expense from an executive separation agreement recognized in the first quarter of 2019. Net occupancy expense increased $91 thousand, or 8.4%, to $1,180 thousand for the first quarter of 2020 from $1,089 thousand for the same period last year. Higher costs related to building and equipment maintenance and repairs caused the increase. Other expenses decreased $227 thousand or 7.5% to $2,817 thousand in the first quarter of 2020 compared to $3,044 thousand for the same period last year. The decrease is a result of implementing cost savings initiatives in the latter part of 2019.

BALANCE SHEET REVIEW

Total assets, loans, net, and deposits totaled $1.1 billion, $887.4 million, and $958.5 million at March 31, 2020. For the three months ended March 31, 2020, total assets, loans and deposits increased $37.1 million, $35.3 million and $18.0 million, respectively. All major segments of the loan portfolio increased in the first quarter of 2020. Business lending, including commercial and commercial real estate loans, increased $23.1 million while retail lending, including residential mortgages and consumer loans, increased $1.5 million for the three months ended March 31, 2020. For this same period, construction lending increased $10.7 million. Loans increased due to originations in new and existing markets in the first quarter of 2020 from the addition of loan officers hired in the latter part of 2019. Total investments decreased to $68.4 million at March 31, 2020, compared to $91.2 million at December 31, 2019 as a result of security sales. Total deposits increased $18.0 million in 2020, as noninterest-bearing deposits increased $1.2 million, while interest-bearing deposits increased $16.8 million. As a percentage of total deposits, noninterest-bearing deposits amounted to 15.5% at March 31, 2020 and 15.7% at December 31, 2019.

Stockholders’ equity totaled $118.4 million, or $12.82 per share, at March 31, 2020, $118.1 million, or $12.81 per share, at December 31, 2019, and $113.5 million, or $12.40 per share, at March 31, 2019. The increase in equity in the three months ended March 31, 2020 was due primarily to a change in accumulated other comprehensive income and the issuance of common share under the Company’s ESPP, DRP and 401K plans. Tangible stockholders’ equity per common share increased to $9.87 at March 31, 2020, compared to $9.33 at March 31, 2019. Dividends declared for the first quarter of 2020 amounted to $0.075 per share representing a dividend yield of 4.6% based on the Company’s closing market price on March 31, 2020.

ASSET QUALITY REVIEW

Nonperforming assets were $5.7 million, or 0.65% of loans, net, and foreclosed assets at March 31, 2020 compared to $5.1 million or 0.60% at December 31, 2019. Adjusting for accruing restructured loans, nonperforming assets were $3.1 million, or 0.35% of loans, net and foreclosed assets at March 31, 2020, and $2.4 million, or 0.28%, at December 31, 2019. The allowance for loan losses equaled $8.3 million, or 0.93%, of loans, net, at March 31, 2020, compared to $7.5 million, or 0.88%, at December 31, 2019. Adding accounting marks for purchased credit impaired loans to the allowance for loan losses would result in a ratio of 1.04% as a percentage of loans, net at March 31, 2020. The coverage ratio, the allowance for loan losses as a percentage of nonperforming assets, was 144.0% at March 31, 2020 versus 148.0% at December 31, 2019. Excluding accruing restructured loans, the coverage ratio would be 267.5% at March 31, 2020. Loans charged-off, net of recoveries, for the three months ended March 31, 2020, equaled $1,065 thousand, compared to $445 thousand for the same period last year.

The economic slowdown associated with COVID-19 is expected to have an overall adverse impact on loan portfolios, especially those segments associated with hospitality restaurant and entertainment industries. This segment represented approximately 8.0% of our total loans, net at March 31, 2020. The severity of the effect of COVID-19 on our operations and loan portfolio is difficult to determine at this time. Similar to most financial institutions, we are anticipating delinquency levels to heighten in the near term. This level of increase may not be as severe as originally expected based on recent actions to allow granting of loan modification regarding deferrals of loan payments to borrowers without requiring the loans to be classified as nonperforming assets. In addition, the recently issued Coronavirus Aid, Relief and Economic Security (“CARES”) Act, which includes the Paycheck Protection Program (“PPP”), a $349 billion loan program which offers small businesses and self-employed individuals 100% guaranteed loans and loan forgiveness to stay in business during the COVID-19 pandemic should help to mitigate our delinquency levels. The PPP loans are to be used primarily for employment-sustaining payroll costs and benefits, as well as other significant costs including the small businesses’ rent, mortgage, and utilities. Riverview is a Small Business Administration (“SBA”) lender and is participating in the PPP program. Offsetting these positive influences is the fact that most states, including the Commonwealth of Pennsylvania, have placed significant restrictions on non-essential businesses as well as enforcing social distancing. The longer these restrictions are in place the more severe the effects of the economic slowdown will be and the greater the negative consequences for our loan customers which, in turn, could adversely affect the Company’s financial condition, liquidity and results of operations.

Riverview Financial Corporation is the parent company of Riverview Bank. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Bucks, Centre, Clearfield, Cumberland, Dauphin, Huntingdon, Lebanon, Lehigh, Lycoming, Perry, Schuylkill and Somerset Counties through 27 community banking offices and 3 limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the NASDAQ Global Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’s operations, pricing, products and services and other factors that may be described in Riverview’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. Most recently in December 2019, a novel strain of coronavirus surfaced in Wuhan, China, and has spread around the world, with resulting business and social disruption. The coronavirus was declared a Public Health Emergency of International Concern by the World Health Organization on January 30, 2020. The risk factors associated with this event could have a material adverse effect on significant estimates, operations and business results of Riverview. Significant estimates as disclosed in Riverview’s Forms 10-K and 10-Q include allowance for loan losses, fair value of financial instruments, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loan, determination of other-than-temporary impairment losses on securities, impairment of goodwill and intangible assets.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder, or take longer, to achieve than expected. As a regulated financial institution, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Riverview following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely presents and supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and Core net income ratios. The reported results for the three months ended March 31, 2020 and 2019, contain items which Riverview considers non-core, namely net gains on sales of investment securities available-for-sale, acquisition related expenses and the adjustment to tax expense due to the enactment of the Tax Act. Riverview presents the non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in Riverview’s results of operation. Presentation of these non-GAAP financial measures is consistent with how Riverview evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in evaluation of companies in Riverview’s industry. Where non-GAAP measures are used in this press release, reconciliations to the comparable GAAP measures are provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from similarly titled non-GAAP financial measures of other financial institutions. These non-GAAP financial measures would not be considered a substitute for GAAP basis measures, and Riverview strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are presented in the tabular material that follows.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Riverview Financial Corporation

Five Quarter Trend

(In thousands, except per share data)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2020	2019	2019	2019	2019
Key performance data:

Per common share data:
Net income (loss)	$0.07	$0.14	$0.25	$0.16	$(0.08)
Core net income (1)	$0.00	$0.13	$0.25	$0.16	$0.12
Cash dividends declared	$0.08	$0.08	$0.08	$0.10	$0.10
Book value	$12.82	$12.81	$12.77	$12.62	$12.40
Tangible book value (1)	$9.87	$9.83	$9.75	$9.58	$9.33
Market value:
High	$13.60	$12.50	$11.68	$11.44	$13.00
Low	$5.25	$11.10	$9.90	$10.50	$10.90
Closing	$6.47	$12.49	$11.68	$10.50	$11.50
Market capitalization	$59,757	$115,116	$107,252	$96,261	$105,278
Common shares outstanding	9,236,039	9,216,616	9,182,565	9,167,670	9,154,599

Selected ratios:

Return on average stockholders’ equity	2.14%	4.28%	7.62%	5.00%	(2.46)%

Core return on average stockholders’ equity (1)	(0.04)%	4.09%	7.76%	5.00%	3.93%

Return on average tangible stockholders’ equity (1)	2.77%	5.59%	9.97%	6.61%	(3.27)%

Core return on average tangible stockholders’ equity (1)	(0.05)%	5.33%	10.16%	6.61%	5.23%

Tangible stockholders’ equity to tangible assets (1)	8.36%	8.61%	8.28%	8.04%	7.69%

Return on average assets	0.23%	0.46%	0.81%	0.51%	(0.25)%

Core return on average assets (1)	0.00%	0.44%	0.82%	0.51%	0.39%

Stockholders’ equity to total assets	10.60%	10.94%	10.57%	10.33%	9.97%

Efficiency ratio (2)	82.49%	84.24%	69.11%	79.90%	100.74%

Nonperforming assets to loans, net, and foreclosed assets	0.65%	0.60%	0.66%	0.56%	0.68%

Net charge-offs to average loans, net	0.49%	(0.12)%	0.43%	0.05%	0.20%

Allowance for loan losses to loans, net	0.93%	0.88%	0.80%	0.79%	0.74%

Earning assets yield (FTE) (3)	4.39%	4.54%	5.31%	5.07%	4.73%

Cost of funds	0.95%	0.99%	1.05%	1.07%	1.06%

Net interest spread (FTE) (3)	3.44%	3.55%	4.26%	4.00%	3.67%

Net interest margin (FTE) (3)	3.60%	3.74%	4.46%	4.20%	3.86%

(1)	See Reconciliation of Non-GAAP financial measures.
(2)

Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gain (loss) on sale of investment securities available-for-sale.

(3)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate.

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Three Months Ended	Mar 31 2020	Mar 31 2019

Interest income:
Interest and fees on loans:
Taxable	$9,782	$10,688
Tax-exempt	245	230
Interest and dividends on investment securities:
Taxable	535	740
Tax-exempt	37	69
Dividends
Interest on interest-bearing deposits in other banks	89	231
Interest on federal funds sold
Total interest income	10,688	11,958

Interest expense:
Interest on deposits	1,789	2,073
Interest on short-term borrowings	5
Interest on long-term debt	123	134
Total interest expense	1,917	2,207
Net interest income	8,771	9,751
Provision for loan losses	1,800	583
Net interest income after provision for loan losses	6,971	9,168

Noninterest income:
Service charges, fees and commissions	1,381	1,053
Commissions and fees on fiduciary activities	213	260
Wealth management income	220	247
Mortgage banking income	108	106
Life insurance investment income	193	187
Net gain (loss) on sale of investment securities available-for-sale	815	(42)
Total noninterest income	2,930	1,811

Noninterest expense:
Salaries and employee benefits expense	5,056	7,510
Net occupancy and equipment expense	1,180	1,089
Amortization of intangible assets	170	194
Net cost of operation of other real estate owned	(11)	127
Other expenses	2,817	3,044
Total noninterest expense	9,212	11,964
Income (loss) before income taxes	689	(985)
Income tax expense (benefit)	56	(298)
Net income (loss)	$633	$(687)
Other comprehensive income:
Unrealized gain on investment securities available-for-sale	$1,053	$1,023
Reclassification adjustment for (gain) loss included in net income	(815)	42
Change in pension liability
Income tax expense related to other comprehensive income	50	224
Other comprehensive income, net of income taxes	188	841
Comprehensive income	$821	$154

Per common share data:
Net income:
Basic	$0.07	$(0.08)
Diluted	$0.07	$(0.08)
Average common shares outstanding:
Basic	9,223,445	9,143,316
Diluted	9,233,060	9,143,316
Cash dividends declared	$0.08	$0.10

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Three months ended	Mar 31 2020	Dec 31 2019	Sep 30 2019	Jun 30 2019	Mar 31 2019

Interest income:
Interest and fees on loans:
Taxable	$9,782	$10,216	$12,283	$11,680	$10,688
Tax-exempt	245	257	259	233	230
Interest and dividends on investment securities available-for-sale:
Taxable	535	622	641	732	740
Tax-exempt	37	41	43	47	69
Dividends
Interest on interest-bearing deposits in other banks	89	119	200	216	231
Interest on federal funds sold
Total interest income	10,688	11,255	13,426	12,908	11,958

Interest expense:
Interest on deposits	1,789	1,887	2,027	2,099	2,073
Interest on short-term borrowings	5
Interest on long-term debt	123	122	127	131	134
Total interest expense	1,917	2,009	2,154	2,230	2,207
Net interest income	8,771	9,246	11,272	10,678	9,751
Provision for loan losses	1,800	156	1,049	618	583
Net interest income after provision for loan losses	6,971	9,090	10,223	10,060	9,168

Noninterest income:
Service charges, fees and commissions	1,381	1,689	1,129	1,315	1,053
Commissions and fees on fiduciary activities	213	225	314	281	260
Wealth management income	220	231	226	236	247
Mortgage banking income	108	210	151	100	106
Life insurance investment income	193	189	193	194	187
Net gain (loss) on sale of investment securities available-for-sale	815	73	(53)		(42)
Total noninterest income	2,930	2,617	1,960	2,126	1,811

Noninterest expense:
Salaries and employee benefits expense	5,056	5,273	5,232	5,830	7,510
Net occupancy and equipment expense	1,180	1,183	1,041	1,044	1,089
Amortization of intangible assets	170	191	194	194	194
Net cost (benefit) of operation of other real estate owned	(11)	47	(15)	(92)	127
Other expenses	2,817	3,495	2,979	3,508	3,044
Total noninterest expense	9,212	10,189	9,431	10,484	11,964
Income (loss) before income taxes	689	1,518	2,752	1,702	(985)
Income tax expense (benefit)	56	245	486	268	(298)
Net income (loss)	$633	$1,273	$2,266	$1,434	$(687)

Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$1,053	$134	$(256)	$1,936	$1,023
Reclassification adjustment for (gain) loss included in net income	(815)	(73)	53		42
Change in pension liability		16
Income tax expense (benefit) related to other comprehensive income (loss)	50	16	(42)	406	224
Other comprehensive income (loss), net of income taxes	188	61	(161)	1,530	841
Comprehensive income (loss)	$821	$1,334	$2,105	$2,964	$154

Per common share data:
Net income (loss):
Basic	$0.07	$0.14	$0.25	$0.16	$(0.08)
Diluted	$0.07	$0.14	$0.25	$0.16	$(0.08)
Average common shares outstanding:
Basic	9,223,445	9,191,551	9,173,901	9,160,290	9,143,316
Diluted	9,233,060	9,210,646	9,181,076	9,172,992	9,143,316
Cash dividends declared	$0.08	$0.08	$0.08	$0.10	$0.10

Riverview Financial Corporation

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

Three months ended	Mar 31 2020	Dec 31 2019	Sep 30 2019	Jun 30 2019	Mar 31 2019

Net interest income:
Interest income
Loans, net:
Taxable	$9,782	$10,216	$12,283	$11,680	$10,688
Tax-exempt	310	325	328	295	291
Total loans, net	10,092	10,541	12,611	11,975	10,979
Investments:
Taxable	535	622	641	732	740
Tax-exempt	47	52	54	60	87
Total investments	582	674	695	792	827
Interest on interest-bearing balances in other banks	89	119	200	216	231
Federal funds sold
Total interest income	10,763	11,334	13,506	12,983	12,037
Interest expense:
Deposits	1,789	1,887	2,027	2,099	2,073
Short-term borrowings	5
Long-term debt	123	122	127	131	134
Total interest expense	1,917	2,009	2,154	2,230	2,207
Net interest income	$8,846	$9,325	$11,352	$10,753	$9,830

Yields on earning assets:
Loans, net:
Taxable	4.69%	4.93%	5.77%	5.49%	5.09%
Tax-exempt	3.50%	3.47%	3.47%	3.41%	3.34%
Total loans, net	4.64%	4.86%	5.67%	5.41%	5.02%
Investments:
Taxable	2.78%	2.69%	2.90%	3.07%	3.09%
Tax-exempt	4.08%	4.19%	4.08%	3.67%	3.15%
Total investments	2.85%	2.77%	2.96%	3.11%	3.10%
Interest-bearing balances with banks	1.17%	1.39%	2.31%	2.36%	2.54%
Federal funds sold
Total earning assets	4.39%	4.54%	5.31%	5.07%	4.73%
Costs of interest-bearing liabilities:
Deposits	0.90%	0.94%	0.99%	1.02%	1.01%
Short-term borrowings	2.03%
Long-term debt	4.19%	6.95%	7.26%	7.59%	7.87%
Total interest-bearing liabilities	0.95%	0.99%	1.05%	1.07%	1.06%
Net interest spread	3.44%	3.55%	4.26%	4.00%	3.67%
Net interest margin	3.60%	3.74%	4.46%	4.20%	3.86%

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands, except per share data)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
At period end	2020	2019	2019	2019	2019

Assets:
Cash and due from banks	$12,128	$11,838	$13,108	$11,354	$12,278
Interest-bearing balances in other banks	61,107	38,510	16,733	29,621	55,823
Federal funds sold
Investment securities available-for-sale	68,402	91,247	106,637	100,254	100,684
Loans held for sale	272	81	336	170	695
Loans, net	887,449	852,109	883,506	889,305	878,070
Less: allowance for loan losses	8,251	7,516	7,097	7,002	6,486
Net loans	879,198	844,593	876,409	882,303	871,584
Premises and equipment, net	18,875	17,852	18,115	18,144	18,355
Accrued interest receivable	2,589	2,414	2,751	2,870	3,018
Goodwill	24,754	24,754	24,754	24,754	24,754
Other intangible assets, net	2,566	2,736	2,927	3,121	3,315
Other assets	47,152	45,929	47,989	47,607	48,206
Total assets	$1,117,043	$1,079,954	$1,109,759	$1,120,198	$1,138,712

Liabilities:
Deposits:
Noninterest-bearing	$148,633	$147,405	$161,211	$160,407	$164,880
Interest-bearing	809,870	793,075	808,372	819,293	836,149
Total deposits	958,503	940,480	969,583	979,700	1,001,029
Short-term borrowings
Long-term debt	26,992	6,971	6,951	6,932	6,912
Accrued interest payable	424	435	432	445	475
Other liabilities	12,683	13,958	15,538	17,443	16,806
Total liabilities	998,602	961,844	992,504	1,004,520	1,025,222

Stockholders’ equity:
Common stock	102,386	102,206	101,807	101,644	101,500
Capital surplus	134	112	300	304	307
Retained earnings	16,081	16,140	15,557	13,978	13,461
Accumulated other comprehensive loss	(160)	(348)	(409)	(248)	(1,778)
Total stockholders’ equity	118,441	118,110	117,255	115,678	113,490
Total liabilities and stockholders’ equity	$1,117,043	$1,079,954	$1,109,759	$1,120,198	$1,138,712

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands except per share data)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
Average quarterly balances	2020	2019	2019	2019	2019

Assets:
Loans, net:
Taxable	$838,825	$822,667	$845,103	$853,329	$851,515
Tax-exempt	35,595	37,194	37,523	34,714	35,298
Total loans, net	874,420	859,861	882,626	888,043	886,813
Investments:
Taxable	77,400	91,665	87,753	95,577	97,041
Tax-exempt	4,628	4,929	5,257	6,558	11,215
Total investments	82,028	96,594	93,010	102,135	108,256
Interest-bearing balances with banks	30,490	33,882	34,323	36,780	36,953
Federal funds sold
Total earning assets	986,938	990,337	1,009,959	1,026,958	1,032,022
Other assets	98,407	99,930	101,242	99,923	97,628
Total assets	$1,085,345	$1,090,267	$1,111,201	$1,126,881	$1,129,650

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$795,084	$797,577	$810,430	$829,003	$835,687
Noninterest-bearing	144,630	152,596	159,320	159,069	156,735
Total deposits	939,714	950,173	969,750	988,072	992,422
Short-term borrowings	989
Long-term debt	11,817	6,962	6,942	6,922	6,902
Other liabilities	13,668	15,179	16,581	16,944	17,006
Total liabilities	966,188	972,314	993,273	1,011,938	1,016,330
Stockholders’ equity	119,157	117,953	117,928	114,943	113,320
Total liabilities and stockholders’ equity	$1,085,345	$1,090,267	$1,111,201	$1,126,881	$1,129,650

Riverview Financial Corporation

Asset Quality Data

(In thousands)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2020	2019	2019	2019	2019
At quarter end:
Nonperforming assets:
Nonaccrual loans	$2,048	$2,287	$2,927	$2,165	$2,643
Accruing restructured loans	2,646	2,666	2,692	2,715	2,731
Accruing loans past due 90 days or more	691	45	100	52	122
Foreclosed assets	346	82	87	86	461
Total nonperforming assets	$5,731	$5,080	$5,806	$5,018	$5,957

Three months ended:
Allowance for loan losses:
Beginning balance	$7,516	$7,097	$7,002	$6,486	$6,348
Charge-offs	1,123	237	985	142	520
Recoveries	58	500	31	40	75
Provision for loan losses	1,800	156	1,049	618	583
Ending balance	$8,251	$7,516	$7,097	$7,002	$6,486

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
Three months ended:	2020	2019	2019	2019	2019
Core net income (loss) per common share:
Net income (loss)	$633	$1,273	$2,266	$1,434	$(687)
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	644	58	(42)		(33)
Add: Acquisition related expenses, net of tax
Add: Executive separation expense, net of tax					1,752
Net income (loss) - Core	$(11)	$1,215	$2,308	$1,434	$1,098

Average common shares outstanding	9,223,445	9,191,551	9,173,901	9,160,290	9,143,316
Core net income (loss) per common share	$0.00	$0.13	$0.25	$0.16	$0.12

Tangible book value:
Total stockholders’ equity	$118,441	$118,110	$117,255	$115,678	$113,490
Less: Goodwill	24,754	24,754	24,754	24,754	24,754
Less: Other intangible assets, net	2,566	2,736	2,927	3,121	3,315
Total tangible stockholders’ equity	$91,121	$90,620	$89,574	$87,803	$85,421

Common shares outstanding	9,236,039	9,216,616	9,182,565	9,167,670	9,154,599

Tangible book value per share	$9.87	$9.83	$9.75	$9.58	$9.33

Tangible stockholders’ equity to tangible assets:
Total stockholders’ equity	$118,441	$118,110	$117,255	$115,678	$113,490
Less: Goodwill	24,754	24,754	24,754	24,754	24,754
Less: Other intangible assets, net	2,566	2,736	2,927	3,121	3,315
Total tangible stockholders’ equity	$91,121	$90,620	$89,574	$87,803	$85,421

Total assets	$1,117,043	$1,079,954	$1,109,759	$1,120,198	$1,138,712
Less: Goodwill	24,754	24,754	24,754	24,754	24,754
Less: Other intangible assets, net	2,566	2,736	2,927	3,121	3,315
Total tangible assets	$1,089,723	$1,052,464	$1,082,078	$1,092,323	$1,110,643

Tangible stockholders’ equity to tangible assets	8.36%	8.61%	8.28%	8.04%	7.69%

Core return on average stockholders’ equity:
Net income (loss) GAAP	$633	$1,273	$2,266	$1,434	$(687)
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	644	58	(42)		(33)
Add: Acquisition related expenses, net of tax
Add: Executive separation expense, net of tax					1,752
Net income (loss) - Core	$(11)	$1,215	$2,308	$1,434	$1,098

Average stockholders’ equity	$119,157	$117,953	$117,928	$114,943	$113,320
Core return on average stockholders’ equity	(0.04)%	4.09%	7.76%	5.00%	3.93%

Return on average tangible equity:
Net income (loss) GAAP	$633	$1,273	$2,266	$1,434	$(687)

Average stockholders’ equity	$119,157	$117,953	$117,928	$114,943	$113,320
Less: average intangibles	27,401	27,579	27,775	27,968	28,164
Average tangible stockholders’ equity	$91,756	$90,374	$90,153	$86,975	$85,156

Return on average tangible stockholders’ equity	2.77%	5.59%	9.97%	6.61%	(3.27)%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
Three months ended:	2020	2019	2019	2019	2019
Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$633	$1,273	$2,266	$1,434	$(687)
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	644	58	(42)		(33)
Add: Acquisition related expenses, net of tax
Add: Executive separation expense, net of tax					1,752
Net income (loss) - Core	$(11)	$1,215	$2,308	$1,434	$1,098

Average stockholders’ equity	$119,157	$117,953	$117,928	$114,943	$113,320
Less: average intangibles	27,401	27,579	27,775	27,968	28,164
Average tangible stockholders’ equity	$91,756	$90,374	$90,153	$86,975	$85,156

Core return on average tangible stockholders’ equity	(0.05)%	5.33%	10.16%	6.61%	5.23%

Core return on average assets:
Net income (loss) GAAP	$633	$1,273	$2,266	$1,434	$(687)
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax	644	58	(42)		(33)
Add: Acquisition related expenses, net of tax
Add: Executive separation expense, net of tax					1,752
Net income (loss) - Core	$(11)	$1,215	$2,308	$1,434	$1,098

Average assets	$1,085,345	$1,090,267	$1,111,201	$1,126,881	$1,129,650

Core return on average assets	0.00%	0.44%	0.82%	0.51%	0.39%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Mar 31	Mar 31
	2020	2019
Three months ended:

Core net income per common share:
Net income (loss)	$633	$(687)
Adjustments:
Less: Gains (loss) on sale of investment securities, net of tax	644	(33)
Add: Acquisition related expenses, net of tax
Add: Executive separation expense, net of tax		1,752
Net income (loss) - core	$(11)	$1,098

Average common shares outstanding	9,223,445	9,143,316

Core net income (loss) per common share	$0.00	$0.12